CONSTRUCTION LOAN AGREEMENT

    MADE as of the 27th day of September, 1996, by and between FIRST WESTERN BANK, NATIONAL ASSOCIATION ("Lender"), a national banking association, and MARK TWELVE ASSOCIATES, L.P. ("Borrower"), a Pennsylvania limited partnership.

                           WITNESSETH THAT:

    WHEREAS, Borrower is the owner in fee simple of the Land (all capitalized terms not otherwise defined herein shall have the meanings set forth in Article 1); and

    WHEREAS, Borrower has requested the Loan from Lender to defray certain costs of constructing and equipping the Improvements and certain costs of the financing thereof.

    NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:


1.  DEFINITIONS

    1.1 Definitions. As used herein, and the Exhibits attached hereto, the following terms shall have the following meanings:

    "Agreement" shall mean this Construction Loan Agreement, including all schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

    "Architect" shall mean Keeva J. Kekst Architects, Inc., or such other architect as may be approved in writing by Lender.

    "Architect's Agreement" shall mean that certain agreement for the furnishing of architectural and design services dated July 20, 1995 between Borrower and Architect and all exhibits and attachments thereto, as the same may be amended from time to time with the consent of Lender in accordance with the terms of this Agreement.

    "Assignment of Construction Documents" shall mean that certain Assignment of Construction Documents of even date herewith given by Borrower to Lender, as the same may be amended, replaced or supplemented from time to time.

    "Assignment of Leases and Rents" shall mean that certain Assignment of Leases and Rents of even date herewith given by Borrower to Lender with respect to the Land and Improvements, as the terms thereof may be amended, supplemented, extended, renewed, replaced or waived from time to time.

    "Commencement of Construction" shall mean the date upon which any work related to the construction of the Improvements, including site grading or clearing, began on the Land.

    "Commitment" shall mean the commitment letter, if any, issued by Lender for the making of the Loan, as the same may have been amended.

    "Completion Date" shall mean eighteen (18) months after the date of this Agreement.

    "Conditional Default" shall mean an event or condition which, with the passage of time or the giving of notice, or both, shall become an Event of Default.

    "Construction Contract" shall mean that certain Standard Form of Agreement between Owner and Contractor (Stipulated Sum) dated February 14, 1996 between Borrower and Contractor and all exhibits and attachments thereto, as the same may be amended from time to time with the consent of Lender in accordance with this Agreement.

    "Construction Documents" shall mean the Construction Contract, Architect's Agreement, the Plans, all consents, licenses, permits, authorizations and approvals relating to the construction, completion, use and occupancy of the Improvements and all other instruments, documents and rights relating to the design, construction and development of the Improvements.

    "Contractor" shall mean B & B Contractors & Developers, Inc., a corporation, or such other contractor as may be approved in writing by Lender.

    "Development Budget" shall mean the Development Budget attached to this Agreement as Exhibit A, as the same may be amended from time to time by Lender in accordance with this Agreement.

    "Event of Default or Events of Default" shall mean an "Event of Default" or "Events of Default" as defined in Section 7.1.

    "Exhibits" shall mean those exhibits attached hereto and made a part hereof, including Exhibit A - Development Budget; Exhibit B
- Form of Request for Disbursement; Exhibit C - Form of
Contractor's Consent; and Exhibit D - Form of Architect's Consent.

    "Financing Statements" shall mean the financing statements which Lender may from time to time require in order to perfect its security interest in collateral described in the Mortgage and this Agreement pursuant to the applicable Uniform Commercial Code.

    "First Disbursement" shall mean the first disbursement of Loan proceeds, to be made upon the fulfillment of the conditions set forth in Section 6.1.

    "Force Majeure" shall mean strikes, work stoppages, a general shortage of labor or materials, acts of God, civil commotion, enemy act, fire or other casualty.

    "Guaranty" shall mean that certain Agreement of Guaranty and Suretyship, of even date herewith, given by Guarantor to Lender, as the terms thereof may be amended, supplemented, extended, renewed, replaced or waived from time to time with the written consent of Lender.

    "Guarantor" shall mean Mark Centers Trust, a Maryland business trust, and Mark Centers Limited Partnership, a Delaware limited partnership, jointly and severally.

    "Improvements" shall mean all improvements to be constructed on the Land in accordance with the Plans as provided in this Agreement.

    "Inspecting Architect" shall mean such person or entity as Lender may designate from time to time to inspect the construction of the Improvements and to perform other services with respect thereto on behalf of Lender.

    "Land" shall mean that certain parcel or parcels of land subject to the lien of the Mortgage.

     Letter of Credit shall mean that certain automatically renewable irrevocable letter of credit from an issuer and having terms acceptable to Lender in an amount of not less than $7,000,000 and which Letter of Credit may reduce annually after the third year of the Improvements operations (i.e. reduction shall be cumulative for the first three years, but not cumulative thereafter) predicated on a ratio of net operating income of the Improvements to Borrower s total indebtedness of at least 1.4 to 1.0 and further limited to an amount equal to the amortization of $7,000,000 of Loan proceeds secured by the Letter of Credit.

    "Loan" shall mean the loan to be made pursuant to this Agreement in the maximum principal amount of $12,000,000.

    "Loan Documents" shall mean the Commitment, this Agreement, the Note, the Mortgage, the Assignment of Leases and Rents, the Assignment of Construction Documents, the Guaranty, the Financing
Statements, and all other agreements, instruments and documents now or hereafter executed in connection with the Loan.

    "Loan Fee" shall mean (i) Fifty Thousand Dollars ($50,000.00), $15,000 of which has been paid by Borrower and $35,000 of which shall be paid by Borrower on the date hereof, and (ii) 1% of each advance of Loan proceeds secured by the Letter of Credit.

    "Mortgage" shall mean that certain Open-End Mortgage and Security Agreement, of even date herewith, given by Borrower to Lender with respect, inter alia, to the Land and Improvements, as the terms thereof may be amended, supplemented, extended, renewed, replaced or waived from time to time.

    "Note" shall mean that certain Mortgage Note, of even date herewith, given by Borrower to Lender in the principal face amount of $12,000,000, as the terms thereof may be amended, supplemented, extended, renewed, replaced or waived from time to time.

    "Partners" shall mean Mark Center Trust, being the sole general partner in Borrower, and Mark Centers Limited Partnership and Marvin L. Slomowitz, being all the limited partners in Borrower.

    "Permitted Encumbrances" shall mean the liens, assignments and security interests in favor of Lender; the easements, restrictions, encumbrances and other matters described in and permitted to exist under the terms of the Mortgage; such other matters as may be expressly consented to in writing by Lender; and taxes on the Land and Improvements not yet due and payable.

    "Plans" shall mean the final plans and specifications for the construction and equipping of the Improvements, including all schematic and working drawings and designations of all manufacturers and model numbers of all equipment, and any improvements to be constructed off the Land, as the same may be amended from time to time in accordance with this Agreement.

    1.2 Construction. All references to article or section numbers shall refer to this Agreement, unless otherwise stated. The above recitals and the Commitment are hereby made a part of this Agreement. To the extent that the Commitment is inconsistent with the terms of the Loan Documents, the terms of the Loan Documents shall govern.






                   REPRESENTATIONS AND WARRANTIES

    2.1 Borrower hereby warrants and represents to Lender as follows:

    (a) Due Formation; Capacity. Borrower and each of the Partners and Guarantor (other than individuals) are each duly organized, validly existing and in good standing under the laws of the state in which they were formed; and Borrower, the Partners and Guarantor each have full power and authority to own and operate their respective properties, to conduct their respective affairs as now being conducted, to execute and deliver the Loan Documents and the Construction Documents to be or purporting to have been executed and delivered by them, and to perform their respective obligations hereunder and thereunder.

    (b) Compliance with Law; Authority of Signatories. Borrower, the Partners and Guarantor each have, in connection with the execution and delivery of the Loan Documents and the Construction Documents to be or purporting to have been executed and delivered by them, complied in all respects with the provisions of every statute, regulation, decision, instrument, agreement or resolution by which it or he or any of its or his business or property is bound; and the execution and delivery by Borrower, the Partners and Guarantor of such Loan Documents and the Construction Documents, and the performance thereof has been duly authorized by all action necessary or requisite on the part of Borrower, the Partners and Guarantor.

    (c) No Conflicts or Defaults. Neither the execution, the delivery, nor the performance by Borrower or any of the Partners or Guarantor of the provisions of any of the Loan Documents or the Construction Documents does or will, with notice or lapse of time, or both, conflict with or constitute a default under any statute, rule, regulation, decree, decision, resolution, instrument, document or agreement by which Borrower or any of the Partners or Guarantor or any of their respective businesses or properties is bound.

    (d) Enforceability.  Each of the Loan Documents and the
Construction Documents is in full force and effect and is valid, binding and enforceable upon the party or parties thereto in accordance with its terms; and there exists no default or condition or event which, with notice or passage of time, or both, will constitute a default under the Construction Documents.

    (e) No Litigation or Investigations. There is no pending or threatened litigation or governmental investigation (or any basis therefor known to Borrower or Guarantor) which questions the capacity, ability or authority of Borrower or Guarantor to execute, deliver and perform the provisions of the Loan Documents or the Construction Documents; or if determined adversely to Borrower or Guarantor, would materially and adversely affect the business or financial condition of Borrower or Guarantor.

    (f) Financial Information. The information, financial statements and other financial data furnished by Borrower, the Partners and Guarantor to Lender are complete and correct and present fairly the financial condition of Borrower and Guarantor in accordance with generally accepted accounting principles applied on a consistent basis, and the information on the Development Budget accurately sets forth the costs of each of the categories shown thereon.

    (g) Title Aspects. Borrower has good and marketable fee simple title in and to the Land and Improvements, free, clear and unencumbered, of record and in fact, except for and subject only to the Permitted Encumbrances.

    (h)Licenses, etc. All easements, variances, licenses, permits, consents, approvals and authorizations to construct the Improvements and to occupy and operate the Land and Improvements (except to the extent the same are of a nature so as not to be obtainable until a later stage of construction or completion of the Improvements) have been obtained and are valid and in full force and effect, including, without limitation, all licenses, permits, consents, approvals and authorizations required under federal, state and/or local laws, statutes, regulations, rules, codes, ordinances and orders with respect to subdivision, zoning, access to public streets, curb cuts, drainage, safety, building, fire protection, environmental and energy matters.

    (i) Construction Documents. The only agreements by or on behalf of Borrower in connection with the provision of labor, materials, design or supervisory services with respect to the Improvements are the Construction Documents.

    (j) Hazardous Wastes. Neither Borrower, nor, to the best of Borrower's knowledge, any previous owner of the Land, nor any third party has used, generated, stored or disposed of any hazardous waste, toxic substances or related materials ("Hazardous Materials") on the Land. For the purposes of this representation and warranty, Hazardous Materials shall include, but shall not be limited to, any pollutants, dangerous substances or substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 1802, The Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq, or any law, statute, ordinance, rule, regulation, permit, license, judgment, writ, injunction, decree, award and standard promulgated by any governmental authority concerning health, safety and protection of, or regulation of, human health or the environment.

    (k) Survival. The representations and warranties made herein and each and every other provision of this Agreement and the other Loan Documents shall survive the delivery thereof and shall be deemed to be made continuously until the Loan shall have been paid in full.


3.  COVENANTS

    3.1 Loan Documents. The Loan shall bear interest, be repayable and mature, all as set forth in the Note which, together with the other Loan Documents, are incorporated herein by this reference.

    3.2 Insurance. Until the Loan is paid in full, Borrower shall maintain in full force and effect all insurance required by law or Lender, including, without limitation, public liability, property damage and workmen's compensation insurance, fire and casualty and builder's risk insurance, flood and business interruption and rent insurance. The policies shall be approved by Lender as to amounts, form, risk coverage, deductibles, insurer and loss payable and cancellation provisions. Lender's approval, however, will not be deemed a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

    3.3 Cooperation. Borrower will cooperate at all times with Lender in bringing about the timely completion of the Improvements, and Borrower will resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously in order to complete the Improvements on or before the Completion Date.

    3.4 Payment of Expenses. Borrower will pay Lender's reasonable and customary out-of-pocket costs and expenses incurred in connection with the making, disbursement and administration of the Loan, the exercise of any of its rights or remedies under the Loan Documents, and all other matters related to the transactions contemplated hereby, including, but not limited to, title insurance and all policy endorsements contemplated hereunder, settlement and escrow charges, recording charges, transfer, documentary, ad valorem, business, operating and mortgage taxes, legal fees and disbursements, the costs and fees of the Inspecting Architect, and all other reasonable fees and costs for services. The provisions of this paragraph shall survive the termination of this Agreement and the repayment of the Loan.

    3.5 Accounting; Changes in Condition. Borrower shall keep true and correct financial books and records in accordance with generally accepted accounting principles on a consistent basis for the construction of the Improvements and shall maintain adequate reserves for all contingencies. If required by Lender, Borrower shall submit to Lender, at such times as Lender requires, a statement which accurately details the application of all Loan proceeds and other funds expended to date as well as Borrower's best estimate of the funds needed to defray the cost to complete the Improvements (including all direct and indirect costs associated therewith) and the source of those funds. Borrower shall (i) furnish Lender within ninety (90) days after the end of each fiscal year end of Borrower, a complete set of Borrower s consolidating and consolidated financial statements, to include a balance sheet and income and expense statement, prepared in accordance with general accepted accounting principles consistently applied by Borrower s independent accountant acceptable to Lender, and (ii) promptly supply Lender with any financial statements and other information concerning its affairs and properties as Lender may reasonably request and shall promptly notify Lender of any materially adverse change in its financial condition or in the physical condition of the Land or Improvements.

    3.6 Debt Service Coverage Ratio. Upon substantial completion of construction of the Improvements and stabilized occupancy of the Improvements, Borrower shall maintain at all times a ratio of the sum of net income, non-cash expenses and interest to the total of all annual principal and interest payments required on all loans, direct or contingent, of Borrower of at least 1.0 to 1.0.

    3.7 Anti-Dark Provision. If, prior to the Maturity Date, as defined in the Note, either Sears Roebuck and Co. or Hills Department Store vacates its space in the Improvements, Borrower shall, within twelve (12) months from the first day of such vacancy, find a suitable replacement tenant therefor, acceptable to Lender, such approval not to be unreasonably withheld.

    3.8  Indemnity.

    (a) Borrower shall indemnify and hold Lender harmless from and against all liabilities, claims, damages, costs and expenses (including, but not limited to, legal fees and disbursements) in any actions or proceedings now or hereafter pending or threatened against Lender arising out of or resulting from any violations of any laws, regulations, codes, ordinances, permits, orders or the like or any defective workmanship or materials occurring in the construction of the Improvements. Upon demand by Lender, Borrower shall defend any action or proceeding brought against Lender alleging any defective workmanship or materials or Lender may elect to conduct its own defense at the expense of Borrower. Any inspection or approval of the Plans, Improvements or the Construction Documents shall not be deemed or construed to limit or impair Lender's rights under any Loan Document in any manner whatsoever. The provisions of this subsection shall survive the termination of this Agreement and the repayment of the Loan.

    (b) Borrower shall indemnify and hold Lender harmless from and against all liability, directly or indirectly, arising out of the use, generation, storage or disposal of Hazardous Materials, including, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Land, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of Hazardous Materials on the Land. The foregoing indemnification shall survive repayment of the Loan.

    3.9 Partnership Agreement, Transfers of Partnership Interests,
Etc.

    (a) None of the Partners shall sell, assign, give, mortgage, pledge, hypothecate, encumber or otherwise transfer (except by operation of law upon death) any interest in Borrower without the prior written consent of Lender.

    (b) Neither Borrower nor any Partner or Guarantor not an individual shall dissolve or liquidate without the prior written consent of Lender.

    (c) No corporate Partner or Guarantor, if any, shall merge into or consolidate with any entity except with and/or into such corporate Partner, Guarantor or Borrower, nor shall any entity merge into or consolidate with any such Partner or Guarantor except with and/or into such corporate Partner, Guarantor or Borrower without the prior written consent of Lender. This restriction shall continue to apply to all subsequent mergers and consolidations involving each such corporate Partner, Guarantor and its successors.

    (d) Neither Borrower nor Guarantor which is a limited partnership shall terminate its partnership agreement without the prior written consent of Lender.

    3.10 Loan Fee.  Borrower shall pay the Loan Fee to Lender.

    3.11  Construction Documents.

    (e) Borrower shall not amend or terminate any of the Construction Documents or authorize any deletions, additions or changes to the Improvements or the Plans without the prior written consent of Lender.

    (f) As additional security for the obligations secured by the Mortgage, Borrower hereby transfers and assigns to Lender, its successors and assigns, all of Borrower's right, title and interest in and to the Construction Documents and all copies thereof, subject to the limitations on Lender's responsibility as hereinafter set forth.

    (g) Anything herein contained to the contrary notwithstanding,
(i) Borrower shall remain liable under the Construction Documents to perform all of Borrower's obligations thereunder in accordance with and pursuant to the terms and provisions thereof, (ii)if, following an Event of Default, Lender performs or causes to be performed the obligations of Borrower under the Construction Documents, such performance by Lender or its nominee or other assignee shall not release Borrower therefrom and shall not result in any assumption of any obligations by Lender, and (iii) Lender shall have no obligation or liability under the Construction Documents by reason of or arising out of this collateral assignment contained in this Agreement, nor shall Lender be required or obligated in any manner to perform or fulfill any obligations of Borrower under or pursuant to the Construction Documents, including, without limitation, Borrower's obligation to pay Contractor and Architect.

    (h) Borrower hereby constitutes Lender, its successors and assigns, Borrower's true and lawful attorney-in-fact, irrevocably with full power in the name of and on behalf of the Borrower or otherwise, upon the occurrence of an Event of Default: (i) to make, execute, complete and deliver to Contractor and Architect all such documents as Lender shall consider necessary or appropriate to complete construction under the Construction Contract and performance under the Architect's Agreement; (ii) to make all payments to Contractor and Architect as Lender shall consider necessary or appropriate under the Construction Documents; (iii) to file any claims or take any actions or institute any proceedings which Lender may deem to be necessary or advisable in connection with the Construction Documents; and (iv) generally, to do, execute and perform any other act, matter, or thing whatsoever that, in the good faith opinion of Lender, ought to be done, executed and performed in connection with the Construction Documents, as fully as Borrower could do in such situation.




4. CONSTRUCTION MATTERS


    4.1 Construction.

    (a) Commencement of Construction occurred November 16, 1995; construction in accordance with the Plans which shall have been approved in the manner and by the parties specified below, and the Improvements shall be completed on or before the Completion Date.


    (b) The Plans shall be prepared by Architect and, prior to the First Disbursement, shall be approved and signed for identification purposes by Lender, Borrower, Contractor, Architect, Inspecting Architect, any tenant on the Land, any future tenant of the Improvements with the right of approval with respect to any portion thereof, all governmental authorities and all other entities and persons with a right to approve any aspect of the work. Lender may approve or disapprove the Plans in its good faith discretion.

    (c) No changes in the Plans or the Construction Documents (including change orders) shall be effective, unless approved in writing by Lender. Borrower shall obtain all approvals of any changes in the Construction Documents (including change orders) that are required by law or under any lease or other agreement with respect to the Land or Improvements. Lender shall have twenty (20) days after receipt by it and by Inspecting Architect of all documentation pertaining to any change referred to in this subsection (c) within which to evaluate any requested change and will not be required to consider approving any changes, unless all other approvals which, in Lender's sole judgment, are required from other parties shall have been obtained. If Lender, in its sole judgment, determines that any change may increase the cost of completion of the Improvements or any category thereof as shown on the Development Budget, Lender may require Borrower to deposit additional funds with Lender sufficient to cover the increased costs as a condition to giving its approval, such funds to be held by Lender and disbursed in accordance with Section 5.4 of this Agreement. In the event any such cost increase is so determined, Borrower shall cause Contractor to revise payment and performance bonds required by this Agreement to reflect the construction cost increases.


    (d) Notwithstanding anything herein to the contrary, at any time that Lender's consent or approval is required or at any time that Lender is permitted to make a judgment or determination under Articles 4, 5, or 6 hereof, Lender may, but shall not be required to, rely conclusively on the opinion of Inspecting Architect as to matters concerning the Construction Documents, the construction of the Improvements and the cost thereof, and changes in any of the foregoing.

    4.2 Permits and Legal Requirements. Borrower shall comply with and keep in effect all permits and approvals obtained from any governmental bodies that relate to the lawful construction of the Improvements. Borrower shall comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial and legal authorities having jurisdiction over the Land or Improvements and with all restrictions and agreements affecting the Land or Improvements or Borrower's use or development thereof.

    4.3 Lists of Contractors and Subcontractors. Upon the request of Lender, Borrower shall promptly furnish to Lender, in a form acceptable to Lender, correct lists of all contractors and subcontractors employed in connection with the construction of the Improvements and true and correct copies of all executed contracts and subcontracts therefor. Lender may contact any contractor or subcontractor to verify any facts disclosed in the lists and no such contract or subcontract shall prohibit the disclosure of its contents to Lender.

    4.4 Purchase of Materials and Conditional Sales Contracts. No materials, equipment, fixtures or articles of personal property placed in or on the Land or Improvements shall be purchased by or installed under any security agreement, financing lease or other agreement whereby the seller reserves or purports to reserve title, a lien, a security interest, the right of removal or repossession or the right to consider such items personal property after their incorporation into the Improvements, unless previously authorized by Lender in writing.

    4.5 Inspection and Right to Stop Work.

    (a) Lender and its agents and representatives shall have the right at any reasonable time to enter the Land and Improvements and inspect the work of construction and all materials, Plans and other matters relating to the construction. Lender shall also have the right to examine, copy and audit the books, records, accounting data and other documents of Borrower and its contractors relating to the construction of the Improvements and related costs.

    (b) If Lender, in good faith, determines that any work or materials do not conform to the Plans or sound building practice or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and may withhold disbursements until the matter is corrected. In such event, Borrower shall promptly correct the work. No such action by Lender will affect Borrower's obligations to complete the Improvements on or before the Completion Date.

    (c) Lender shall be under no duty to examine, supervise or inspect the Construction Documents, the construction of the Improvements or any other agreements, documents, books, records or other matters. Any inspection or examination by Lender is for the sole purpose of protecting Lender's security and preserving Lender's rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans or that the construction is free from defective materials or workmanship or as to any other matters whatsoever.

    (d) If Lender shall require, in its sole judgment, the consent of any person or entity as to any aspect of the construction of the Improvements, Lender may require the work to be stopped and may withhold further disbursements, until all such consents, in writing, shall have been delivered to Lender.

    (e) Lender shall have the right to require the work to be stopped upon the occurrence of an Event of Default.

    4.6 Protection Against Lien Claims. Borrower shall promptly pay and discharge all charges for labor done and materials and services furnished in connection with the construction of the Improvements and shall promptly notify Lender in writing of any dispute with any contractor or subcontractor. Any lien claimed or filed against any part of the Improvements for labor done or materials or services furnished in connection with the construction of the Improvements shall be discharged, by bond or otherwise, within ten (10) days after the date of the filing thereof, and Lender reserves the right to withhold further disbursement of Loan proceeds until such lien or claim shall have been so discharged.

5. DISBURSEMENT MATTERS

    5.1 Procedures.

    (a) To receive disbursements of the Loan proceeds, Borrower shall submit each disbursement request to Lender not more frequently than once monthly, using Lender's prescribed form of Request for Disbursement attached as Exhibit B to this Agreement ("Request"). Upon receipt of the Request, Lender may, after disbursement of $5,000,000 of Loan proceeds, cause an inspection to be made of the progress of construction. If Lender determines as a result of such inspection that construction is proceeding diligently and in accordance with the Plans approved in the manner required by this Agreement and if all conditions to such disbursement shall have been fulfilled, Lender will make the disbursement as provided in this Agreement. Lender may also require verification of the information contained in the Request by Contractor, Architect and Inspecting Architect, and may require separate lien waivers and releases from all contractors and subcontractors covering the sums requested to be disbursed and all prior disbursements for which adequate waivers and releases shall not previously have been received by Lender. In no event shall Lender be required to advance any Loan proceeds from and after three (3) months after the Completion Date, provided, however, that interest shown on the Development Budget may be disbursed, subject to the other limitations contained in this Agreement, until the Maturity Date (as defined in the Note). Subject to subsection (b) of this section, all disbursements will be made, at Lender's option, into a special disbursement account of Borrower to be maintained with Lender or advanced directly (or jointly with Borrower, as Lender may elect) to such party or parties as have actually supplied labor, material or services in connection with the construction of the Improvements. Borrower shall pay, upon being billed therefor, Lender's normal charges for account maintenance and wiring of funds. All Loan proceeds will be considered to have been advanced to and received by Borrower upon, and interest on the Loan proceeds will be payable by Borrower from and after, the deposit or advance of the Loan proceeds as aforesaid or the charge against the Loan proceeds as provided in subsection
(b) below.

    (b) Notwithstanding the provisions of subsection (a) of this section, Lender may elect, without further notice to or authorization by Borrower, to use the Loan proceeds to pay, as and when due, any Loan fees owing to Lender, interest on the Loan, fees and disbursements of Inspecting Architect and Lender's attorneys which are payable by Borrower as provided in the Loan Documents and such other sums as may be owing from time to time by Borrower to Lender with respect to the Loan or the transactions contemplated hereby. Such payments may be made by debiting or charging the Loan in the amount of such payments.

    (c) All advances of the Loan proceeds shall be evidenced by the Note and secured by the Loan Documents.

    5.2 Disbursement Amounts.

    Aggregate advances of the Loan shall be limited to the maximum amount of the Loan. Prior to disbursement of any Loan proceeds, Borrower shall have expended sums at least equal to the amount shown as Borrower's equity, if any, on the Development Budget for costs approved by Lender in the corresponding category shown on the Development Budget, and such expenditures shall not be reimbursable from Loan proceeds. Lender shall advance the Loan proceeds as follows:

    (i) $4,000,000, of which $3,000,000 shall be advanced upon (A) receipt of executed leases satisfactory to Lender from Sears Roebuck and Co. and Hills Department Stores, (B) acceptance from each of their respective sites on the Land, and (C) such tenants obligation to commence rental payments as set forth therein, and of which $1,000,000 shall be advanced upon receipt of an executed lease acceptable to Lender with Peebles;

    (ii) provided no Conditional Default or Event of Default has occurred, $1,000,000 upon receipt of an executed lease acceptable to Lender with Phar-Mor, or another tenant acceptable to Lender;
and

    (iii) provided no Conditional Default or Event of Default has occurred, $7,000,000 upon receipt by Lender of the Letter of Credit.

    5.3 Cost Information. If Borrower becomes aware of any change in the approved costs set forth in the Development Budget which would increase, change, or cause a reallocation of the costs as shown on the Development Budget, Borrower shall immediately notify Lender in writing and promptly submit a proposed revised Development Budget to Lender for approval. Lender shall have no obligation to make further disbursements, unless and until the revised Development Budget is approved by Lender. Lender reserves the right to withhold its approval pending the deposit of funds pursuant to Section 5.4 of this Agreement.

    5.4 Deposit of Funds by Borrower. In addition to Lender's right to require the deposit of funds pursuant to Section 4.1(c) of this Agreement, if Lender, at any time and from time to time, determines that (a) the amount of the undisbursed Loan proceeds will not be sufficient to pay in full all costs required to complete the construction of the Improvements in accordance with the Plans and all financing and development costs (including operating expenses, taxes and interest on the Loan through the Maturity Date to the extent revenues from the Improvements may not be sufficient, in Lender's sole judgment, to pay the same) to be incurred by Borrower, or that (b) any amount shown in any category on the Development Budget will not be sufficient to pay in full the items to which such amount is allocated, then Lender may make demand on Borrower to deposit with Lender funds equal to the amount so determined by Lender, and Borrower shall deposit the funds required hereby with Lender within ten (10) days after the date of Lender's demand, such funds to be held in an account to be determined by Lender. After such demand, Lender shall have no obligation to make further disbursements until such funds, together with any interest earned thereon, shall have been so deposited by Borrower with Lender. Notwithstanding the foregoing provisions, if the whole amount allocated to any component of any such category as set forth in the Development Budget is not, or in Lender s judgment, will not be expended to complete the work covered by such category, then, with Lender s approval, Borrower may cause such excess to be reallocated and used for any other category as set forth in the Development Budget prior to making any deposit required by the previous sentence. Whenever Lender has any such funds on deposit, such funds, together with any interest earned thereon, shall be additional security for the Loan and all other obligations from time to time secured by the Mortgage and all disbursements will be considered to be made by Lender first from those funds until they are exhausted. At such times that the Development Budget is revised to reflect increased costs for work under the Construction Contract, Borrower shall cause Contractor to revise all payment and performance bonds required by this Agreement to reflect construction cost increases.

    5.5 Additional Security. As additional security for Borrower's obligations under this Agreement and the other Loan Documents, Borrower irrevocably assigns and grants to Lender a security interest in (a) all Loan proceeds now or hereafter held by Lender, whether or not disbursed, (b) all funds now or hereafter deposited by Borrower with Lender under this Agreement or any of the other Loan Documents, (c) all governmental permits and licenses now or hereafter obtained for the lawful construction and operation of the Improvements, and (d) all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of the Improvements. Upon the occurrence of an Event of Default, Lender, in addition to any other rights and remedies it may have under the Loan Documents or at law or in equity, may apply any funds held by Lender against any of the obligations of Borrower to Lender (whether or not the same be then due), in such order as Lender may determine, and may use any of the other property referred to above for any purpose for which Borrower could have used them under this Agreement or with respect to the construction or financing of the Improvements.


6. DISBURSEMENT CONDITIONS

    6.1 First Disbursement. Lender shall not be obligated to make the First Disbursement until Borrower, at its expense, shall have fulfilled, to Lender's satisfaction, all provisions of this Agreement applicable thereto, including, without limitation, the delivery of the items referred to in the Commitment, and:

    (a) No portion of the Improvements shall have been damaged by fire or other casualty and not repaired to the condition immediately prior to such casualty and no condemnation or taking of the Land or the Improvements or any portion thereof shall be pending or threatened;

    (b) Lender shall have received all duly executed Loan Documents and Construction Documents, and the Mortgage, Assignment of Leases and Rents, Financing Statements and other documents, if any, to be placed of record shall have been duly recorded and filed in all appropriate offices;

    (c) Lender's security interest in all personal property described in the Mortgage, this Agreement and the other Loan
Documents shall have been duly perfected and shall be in a first lien position;

    (d) The Plans shall have been approved to the extent required under the provisions hereof;
    (e) The Loan Fee shall have been paid on or before the date of this Agreement;

    (f) Borrower shall have obtained and delivered to Lender the consents of Contractor and Architect in the forms attached hereto as Exhibit C and Exhibit D, respectively;

    (g) Lender shall have received effective lien waivers and releases from Contractor, all other contractors, subcontractors, suppliers and other persons having a right to file a mechanic's or materialman's lien with respect to all work, materials and services for which Loan proceeds are being requested;

    (h) All licenses, permits, consents, approvals and authorizations for the construction of the Improvements shall be in full force and effect and no notices of violation or revocation with respect thereto shall have been received;

    (i) Lender shall have received satisfactory evidence that the Land has available to it adequate water, gas and electric supply, storm and sanitary sewerage facilities, telephone facilities and other required public utilities, and means of access between the Land and public highways; and all such facilities comply with all applicable laws, rules and regulations, and all necessary easements to provide such utility service to the Land have been obtained;

    (j) Lender shall have received, at Borrower's expense, a title policy endorsement satisfactory to Lender insuring the priority of the lien of the Mortgage in the amount of the First Disbursement;

    (k) Lender shall have received agreements in form and substance satisfactory to Lender, among each tenant leasing space in the Improvements, Borrower and Lender pursuant to which each tenant approves and accepts the leased premises without condition, confirms that there are no defaults or conditional defaults in existence under the Lease, subordinates its leasehold interest to the lien of the Mortgage, agrees to attorn to Lender and acknowledges such other matters as may be required by Lender; and

    (l) No Event of Default or Conditional Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents.

    6.2 Subsequent Disbursements. Once the First Disbursement shall have been made by Lender, Lender shall be obligated to make further disbursements (including the Holdback disbursement referred to in Section 6.3), subject to the fulfillment of all provisions of this Agreement applicable thereto and the following conditions:


    (a) The conditions of the preceding Section 6.1 shall continue to be met as of the date of such subsequent disbursement;

    (b) Upon the actual location of the Improvements and again upon completion of the Improvements, the survey to be supplied in connection with the First Disbursement shall be updated to a current date and shall show the location of the Improvements and the absence of any encroachment of the Improvements over any building, zoning, right-of-way or property boundary lines; and

    (c) Lender shall have received a title policy endorsement satisfactory to Lender insuring the priority of the lien of the Mortgage in the amount of all disbursements hereunder and insuring the updated survey referred to above.

    6.3 Final Disbursement. The final Loan disbursement by Lender to Borrower shall be made upon the fulfillment of the following conditions:
    (a) All conditions of Section 6.1 and 6.2 shall continue to be met as of the date of such final disbursement;

    (b) Lender shall have received a certificate of Borrower, Architect and Contractor to the effect; inter alia, that the Improvements have been fully completed in accordance with the Plans approved by Lender and all applicable building, fire, safety and similar codes and the matters in such certificate shall have been verified by Inspecting Architect;

    (c) A permanent certificate of occupancy for the Improvements and all other permits required for the use and occupancy of all aspects of the Improvements shall have been duly issued and Lender shall have received copies thereof; and

    (d) Lender shall have received an endorsement to its title insurance policy, in a form approved by Lender, insuring that no encroachments exist over any building, zoning, right-of-way or property boundary lines.



7.  DEFAULTS AND REMEDIES

    7.1 Events of Default. The following shall be deemed to be Events of Default under this Agreement:


    (a) Borrower shall fail to make any payment under the Note when due or within the applicable grace period, if any, set forth therein;

    (b) Borrower shall fail to make any deposit of funds required under this Agreement within ten (10) days after demand by Lender;

    (c) Borrower shall fail to comply with any other covenant contained in this Agreement or any of the other Loan Documents which calls for the payment of money and shall not cure that failure within ten (10) days after demand by Lender;

    (d) Borrower shall fail to comply with any covenant contained in this Agreement or any of the other Loan Documents, other than those covenants referred to in (a), (b) and (c) above, and shall not cure that failure within thirty (30) days after written notice thereof by Lender to Borrower, or such longer period to which Lender may agree in the case of a default not curable by the exercise of due diligence within such thirty (30) day period, provided that Borrower shall have commenced to cure such default within such thirty (30) day period and shall complete such cure as quickly as reasonable with the exercise of due diligence;

    (e) Borrower or any Partner or Guarantor shall fail to comply with Section 3.7;

    (f) Construction of the Improvements is abandoned or is not completed on or before the Completion Date;

    (g) A default shall occur under any of the Construction
Documents;

    (h) Any representation or warranty herein or in any of the other Loan Documents or in any certificate or other document delivered in connection herewith shall prove false or misleading in any material respect;

    (i) Any lien or encumbrance, other than a Permitted
Encumbrance, is entered against the Land or Improvements and not discharged with thirty (30) days after the filing thereof;

    (j) Any party shall obtain an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or delaying construction of the same or to enjoining or prohibiting Lender, Borrower or any Partner from carrying out the terms and conditions of any of the Loan Documents and such proceedings are not discontinued or such decree is not vacated within twenty (20) days after the filing thereof;

    (k) Borrower or Guarantor shall make a general assignment for the benefit of creditors, or file or have filed a petition in bankruptcy, or a petition or answer seeking a readjustment of Borrower s or Guarantor s indebtedness under the Bankruptcy Code or any similar law or code, or Borrower or Guarantor shall consent to the appointment of a receiver or trustee of any of its respective properties;

    (l) Borrower or Guarantor shall be adjudged bankrupt or insolvent, or a petition or proceedings for bankruptcy shall be filed against Borrower or Guarantor, and Borrower or Guarantor shall admit the material allegations thereof, or an order, judgment, or decree shall be made approving such a petition, and such order, judgment or decree shall not be vacated or stayed within thirty (30) days of its entry, or a receiver or trustee shall be appointed for Borrower or Guarantor or their respective properties or any part thereof and remain in possession thereof for thirty (30) days; or

    (m) A default, together with the expiration of any applicable grace period, shall occur under any of the other Loan Documents.

    7.2 Remedies. Upon the occurrence of any one or more of the Events of Default pursuant to Section 7.1 (k) or (l), all obligations on the part of Lender to make the Loan, or to make any further disbursements hereunder shall cease and terminate, and the Loan and all sums then or thereafter due under any and all of the Loan Documents shall thereupon become immediately due and payable. Upon the occurrence of any one or more of the Events of Default other than pursuant to Section 7.1. (k) or (l), all obligations on the part of Lender to make the Loan, or to make any further disbursements hereunder, at Lender s option, shall cease and terminate, and the Loan and all sums then or thereafter due under any and all of the Loan Documents, at Lender s option, shall thereupon immediately become due and payable. If an Event of Default shall occur, Lender may exercise any right or remedy which it has under this Agreement or any of the other Loan Documents or otherwise available at law or in equity or by statute and all of Lender's rights and remedies will be cumulative. No disbursement of Loan proceeds by Lender shall be deemed to cure any Event of Default, unless Lender otherwise expressly agrees in writing. Lender shall also have the right, in its discretion, to enter the Land and Improvements and take any and all actions necessary, in its judgment, to secure, winterize, protect and preserve the Improvements and any materials or supplies located on the Land, to complete in part or in full the construction of the Improvements, including, but not limited to, making changes in the Plans, and entering into, modifying or terminating the Construction Documents and other contractual arrangements, subject to Lender's right at any time to discontinue any work without liability. If Lender elects to continue with the construction of the Improvements, it will not assume any liability to Borrower or any other person for completing the Improvements or for the manner or quality of construction of the Improvements and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the Improvements in Borrower's name or Lender may elect to complete construction in its own name. In any event, all sums expended by Lender in completing construction or otherwise exercising its rights hereunder or under the other Loan Documents will be secured by the Mortgage and all other instruments or documents securing the Loan and shall bear interest at the rate applicable to the Loan from time to time as provided in the Note.


8.   MISCELLANEOUS

    8.1 No Waiver; Consents. Any waiver by Lender must be in writing and will not be construed as a continuing waiver. No waiver will be implied from any delay or failure by Lender to take action on account of any default of Borrower. Consent by Lender to any act or omission by Borrower will not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender's consent to be obtained in any future or other instance.

    8.2 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower. No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right against Lender to obtain any Loan proceeds.

    8.3 Notices. All notices given under this Agreement shall be given in the manner provided by the Mortgage.


    8.4 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices that Lender considers necessary or desirable to protect its interests or security.

    8.5 Actions. Lender will have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Land, the Improvements or this Agreement. Borrower will pay promptly on demand all of Lender's reasonable out-of-pocket costs, expenses, and legal fees and disbursements incurred in those actions or proceedings.

    8.6 Applicable Law.  This Agreement will be governed by
Pennsylvania law.

    8.7 Heirs, Successors and Assigns; Participants. The terms of this Agreement will bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds or assign or delegate any of its rights or obligations without the prior written consent of Lender. Lender shall have the right to sell participations in the Loan to any other persons or entities without the consent of or notice to Borrower. Lender may disclose to any participants or prospective participants any information or other data or material in Lender's possession relating to Borrower, any Partner, the Loan and the construction project described herein without the consent of or notice to Borrower.

    8.8 Signs; Publicity. Lender may, at Lender's expense, erect a sign or signs as approved by Lender upon the Land and Improvements at any reasonable location indicating the source of the development and construction financing. The announcement of, and the issuance of any publicity with respect to, the Loan and the transactions contemplated hereby shall be at such time and in such form and manner as Lender shall determine.

    8.9 Survival. Except as otherwise may be expressly set forth herein, all covenants, agreements, warranties and representations by Borrower herein shall survive the disbursement of the Loan and shall remain in effect until payment in full of the Loan.


    8.10 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provisions.

    8.11 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. Time is of the essence in the performance of this Agreement by Borrower.

    8.12 Amendments. This Agreement may not be modified or amended, except by a written agreement signed by the parties.

    8.13 Counterparts. This Agreement and any attached consents or Exhibits requiring signatures may be executed in counterparts, but all counterparts shall constitute but one and the same document.

ATTEST/WITNESS:                  LENDER:

                                 FIRST WESTERN BANK, NATIONAL
                                 ASSOCIATION


                                 By: /s/ Robert S. Meckey
                                 Title: Vice President

[SEAL]


                                 BORROWER:

WITNESS/ATTEST:                  MARK TWELVE ASSOCIATES, L.P.,
                                  a Pennsylvania limited
                                  partnership

                                 By:  MARK CENTERS TRUST,
                                   a Maryland business trust,
                                          General Partner

                                   /s/  Joshua Kane
                                        Joshua Kane
                                        Senior Vice President and
                                        Chief Financial Officer